Exhbit 99.1

Immunicon Announces Agreement with Quest Diagnostics, Incorporated

    HUNTINGDON VALLEY, Pa., Sept. 20 /PRNewswire-FirstCall/ -- Immunicon Corporation (Nasdaq: IMMC) announced today that it has entered into an agreement with Quest Diagnostics, Incorporated (NYSE: DGX) for the purchase of the Immunicon CellTracks(R) AutoPrep System and the Immunicon CellSpotter(R) Analyzer to enable Quest Diagnostics to run the CellSearch(TM) Circulating Tumor Cell Kit, a new cancer diagnostic test that identifies and counts circulating tumor cells ("CTCs") in blood samples from patients being treated for metastatic breast cancer.

    The CellSearch(TM) Circulating Tumor Cell Kit is manufactured and sold by Veridex, LLC, a Johnson & Johnson company (NYSE: JNJ) and incorporates Immunicon proprietary reagents and other technology. Veridex has exclusive worldwide rights to commercialize products incorporating Immunicon technology in the cancer field. As a result of the agreement, Quest Diagnostics will be the only national commercial reference laboratory to offer a test using the Veridex CellSearch(TM) Circulating Tumor Cell Kit. The test will be available later this month to physicians nationwide through Quest Diagnostics Nichols Institute, the company's esoteric testing laboratory located in San Juan Capistrano, California. Terms of the Quest Diagnostics agreement were not disclosed.

    The August 19, 2004 issue of The New England Journal of Medicine published results of a prospective study sponsored by Immunicon showing that the number of circulating tumor cells in 7.5 mL of blood taken from women with metastatic breast cancer can predict progression-free and overall survival. CTCs are cancer cells that detach from solid tumors and enter the blood stream.
Knowing the number of CTCs in the patient's blood may pave the way for oncologists to make critical treatment decisions earlier than previously possible.


    Immunicon Corporation

    Immunicon Corporation is developing and commercializing proprietary cell-based research and human diagnostic products with an initial focus on cancer disease management. The company has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells. Immunicon's products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research, and may have application in other fields of medicine, such as cardiovascular and infectious diseases. http://www.immunicon.com


    The information contained in this press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as "hope," "may," "believe," "anticipate," "plan," "expect," "intend," "assume," "will" and similar expressions. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management's current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by the Company's forward-looking statements. These factors include, but are not limited to, risks associated with: the Company's dependence on Veridex, LLC, a Johnson & Johnson company; the Company's capital and financing needs; research and development and clinical trial expenditures; commercialization of the Company's product candidates; the Company's ability to use licensed products and to obtain new licenses from third parties; the Company's ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company's customers for the Company's products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under the Company's agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company's products; effectiveness of the Company's products compared to competitors' products; protection of the Company's intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; labor, contract or technical difficulties; and competitive pressures in the Company's industry. These factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission.


    "Immunicon" and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. "CellSpotter" and "CellTracks" are registered trademarks of Immunivest, a wholly-owned subsidiary of Immunicon Corporation. "CellSearch" is a trademark of Johnson & Johnson. ALL RIGHTS RESERVED.


     Contact Information:                  Investors/Media:
     James G. Murphy                       The Ruth Group
     SVP of Finance & Administration, CFO  Greg Tiberend (media) 646-536-7005
     215-830-0777 ext. 121                 gtiberend@theruthgroup.com
     jmurphy@immunicon.com                 John Quirk (investors) 646-536-7029
                                           jquirk@theruthgroup.com


SOURCE  Immunicon Corporation
    -0-                             09/20/2004
    /CONTACT: James G. Murphy, SVP of Finance & Administration, CFO, Immunicon Corporation, +1-215-830-0777, ext. 121, jmurphy@immunicon.com; or Media, Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, or Investors, John Quirk, +1-646-536-7029, jquirk@theruthgroup.com, both of The Ruth Group, for Immunicon Corporation/
    /Web site:  http://www.immunicon.com /
    (IMMC DGX)

CO:  Immunicon Corporation; Quest Diagnostics, Incorporated
ST:  Pennsylvania
IN:  MTC HEA
SU:  TNM